BillionToOne Reports First Quarter 2026 Results and Raises 2026 Revenue Guidance
MENLO PARK, CA, May 6, 2026 - BillionToOne, Inc. (NASDAQ: BLLN), a next-generation molecular diagnostics company with a mission to create powerful and accurate tests that are accessible to all, today reported its financial results for the first quarter ended March 31, 2026 and raised guidance for full year 2026.
Financial Highlights:
●Total revenue of $108.4 million in the first quarter of 2026, compared to $59.0 million in the first quarter of 2025, an increase of 84%.
●Prenatal clinical testing revenue was $96.5 million in the first quarter of 2026, an increase of 72% from the first quarter of 2025.
●Oncology clinical testing revenue was $10.7 million in the first quarter of 2026, more than four times the $2.2 million reported in the first quarter of 2025.
●Gross profit margin was 73% in the first quarter of 2026, compared to 64% in the first quarter of 2025, a 9 percentage-point increase year-over-year.
●188,000 tests delivered in the first quarter of 2026, compared to 131,000 tests delivered in the first quarter of 2025, an increase of 44%.
●Income from operations of $17.8 million in the first quarter of 2026, compared to a $2.3 million operating loss in the first quarter of 2025.
●Cash flow from operations minus capital expenditures was $11.0 million in the first quarter of 2026.
●Raising 2026 full year revenue guidance to be in a range of $450 million to $465 million, which represents 48% to 52% growth over 2025.
●Expects to operate the business such that it will continue to generate profitability approaching current levels, even with significant continued investments.
Recent Operating Highlights:
●In May, we announced the launch of Unity ConfirmTM, a circulating fetal cell-based, non-invasive confirmation assay designed to enable confirmation of high-risk screening results. The new assay isolates intact circulating fetal cells from a simple maternal blood draw using BillionToOne’s Fetal Cell CaptureTM technology. With the assay, clinicians can confirm a high-risk result from a maternal blood draw without putting the pregnancy at risk from invasive methods such as chorionic villus sampling (CVS) or amniocentesis.
"Our first quarter performance underscores the continued momentum we are building through our differentiated technology platform, category-defining products, and disciplined execution," said Dr. Oguzhan Atay, Co-Founder and CEO of BillionToOne. "In Q1 2026 we launched additional prenatal and oncology offerings and significantly expanded our payor contracts, reaching $300 million contracted lives in the U.S. We remain focused on addressing some of healthcare’s most complex challenges. As we move through 2026, we believe we are only beginning to realize the full potential of our platform.”

	Three Months Ended March 31, (Unaudited)
	2026	2025	%
Revenue ($ in millions)
Prenatal	$96.5	$56.1	72%
Oncology	$10.7	$2.2	392%
Clinical trial support and other services	$1.1	$0.7	61%
Total Revenue	$108.4	$59.0	84%
Note: Numbers may not add due to rounding

	Three Months Ended March 31, (Unaudited)
	2026	2025	%

Total tests accessioned	189,000	137,000	38%
Total tests delivered	188,000	131,000	44%
Overall ASP	$571	$445	28%
First Quarter 2026 Financial Results
Total revenue was $108.4 million in the first quarter of 2026 compared to $59.0 million in the first quarter of 2025, an increase of 84%. The increase in total revenue was driven by a 44% increase in the number of total tests delivered and a 28% increase in Overall ASP. Both prenatal and oncology delivered strong test volume growth year-over-year.
Gross profit was $79.1 million in the first quarter of 2026, compared to $38.0 million in the first quarter of 2025, representing a gross margin of 73% in the first quarter of 2026 and 64% in the first quarter of 2025. An increase in Overall ASP drove the improvement in gross profit margin compared to the first quarter of 2025. Overall cost-per-test remained relatively stable in the first quarter of 2026 compared to last year, as improvements in cost-per-test for both of our oncology products and for our prenatal products were offset by the faster growth of our oncology products, which have higher costs-per-test.
Total operating expenses were $61.3 million in the first quarter of 2026, compared to $40.3 million in the first quarter of 2025 an increase of 52%.
Income from operations was $17.8 million in the first quarter of 2026, compared to a loss from operations of $2.3 million in the first quarter of 2025. Operating margin was 16% in the first quarter of 2026.
Net income in the first quarter of 2026 was $18.0 million, or $0.34 per diluted share, compared to a net loss of $4.0 million, or $(0.39) per diluted share, in the first quarter of 2025.
Financial Outlook
BillionToOne now expects full year 2026 total revenue of $450.0 million to $465.0 million, representing growth of 48% to 52% compared to full year 2025. This compares to the company’s previous guidance of $430 million to $445 million.
BillionToOne also expects to operate the business such that it will continue to generate profitability approaching current levels, even with significant continued investments.

Webcast and Conference Call Information
BillionToOne will host a conference call today, May 6, 2026, at 1:30pm Pacific Time / 4:30pm Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event for interested listeners can be accessed at
https://investors.billiontoone.com/.
About BillionToOne
Headquartered in Menlo Park, California, BillionToOne is a molecular diagnostics company with a mission to create powerful and accurate tests that are accessible to all. The company's patented Quantitative Counting Templates™ (QCT™) molecular counting platform is the only multiplex technology that can accurately count DNA molecules at the single-molecule level.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements regarding revenue, income and other financial information for the full year of 2026. These statements are based on management’s current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, some of which are beyond BillionToOne’s control. These and additional risks and uncertainties that could affect BillionToOne’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These risks and uncertainties include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in BillionToOne’s most recently filed quarterly report on Form 10-Q, the annual report on Form 10-K and other filings BillionToOne makes with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to BillionToOne as of the date hereof, and BillionToOne disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing BillionToOne’s views as of any date subsequent to the date of this press release.
Non-GAAP financial measures
We use certain non-GAAP financial measures to supplement our financial results, which are presented in accordance with GAAP. These non-GAAP financial measures include EBITDA and Adjusted EBITDA. By excluding the impact of certain items that we believe do not directly reflect our underlying operations, we are of the opinion that EBITDA, and Adjusted EBITDA provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and forecasting. These metrics also provide investors and other users of our financial information with additional tools to compare business performance across companies and periods, while eliminating the effects of items that may vary for different companies for reasons unrelated to core operating performance. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for the full year 2026 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.
EBITDA
We define EBITDA as net income (loss) adjusted for income taxes, interest income, interest expense, and depreciation and amortization expense.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) adjusted for income taxes, interest income, interest expense, depreciation and amortization expense, and certain other items which include significant non-cash items events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations, which include: stock-based compensation expense; change in fair value of term loan; and change in fair value of warrant liabilities.

BillionToOne, Inc.
Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$108,388	$58,963
Cost of revenue	29,292	20,991
Gross profit	79,096	37,972
Operating expenses:
Research and development	14,692	10,430
Selling, general and administrative	46,570	29,857
Total operating expenses	61,262	40,287
Income (loss) from operations	17,834	(2,315)
Other income (expense):
Interest income	4,645	1,506
Interest expense	(10)	(40)
Change in fair value of term loan	(4,261)	(3,092)
Other expense, net	301	53
Total other (expense) income	675	(1,573)
Income (loss) before provision for income taxes	18,509	(3,888)
Provision for income taxes	539	100
Net income (loss) and comprehensive income (loss)	$17,970	$(3,988)

Net income (loss) per share, basic and diluted:
Net income (loss) per share, basic	$0.39	$(0.39)
Net income (loss) per share, diluted	$0.34	$(0.39)
Weighted-average shares used in calculating net income (loss) per share, basic and diluted:
Weighted-average shares used in calculating net income (loss) per share, basic	45,932,719	10,312,892
Weighted-average shares used in calculating net income (loss) per share, diluted	53,028,360	10,312,892

BillionToOne, Inc.
Balance Sheets
(in thousands, except share amounts, unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$537,450	$495,975
Accounts receivable	61,305	41,617
Inventories	19,217	17,545
Prepaid expenses and other current assets	6,166	5,421
Total current assets	624,138	560,558
Property and equipment, net	22,277	20,361
Operating lease right-of-use assets, net	49,396	46,742
Other non-current assets	4,916	4,993
Total assets	$700,727	$632,654
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,702	$7,184
Accrued expenses and other current liabilities	8,634	7,247
Accrued commissions	3,581	3,912
Accrued compensation and employee benefits	18,283	12,551
Common stock warrant liability	8,924	9,282
Deferred revenue, current	2,796	2,188
Operating lease liabilities, current	5,818	5,079
Financing lease liabilities, current	424	519
Total current liabilities	57,162	47,962
Operating lease liabilities, non-current	47,695	45,723
Financing lease liabilities, non-current	245	348
Deferred revenue, non-current	—	1,290
Long-term debt	90,005	57,226
Total liabilities	195,107	152,549

Stockholders’ equity:
Class A common stock, $0.00001 par value, 800,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 41,428,242 and 41,252,105 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Class B common stock, $0.00001 par value; 10,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 4,552,650 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	764,189	756,644
Accumulated other comprehensive loss	(1,792)	(1,792)
Accumulated deficit	(256,777)	(274,747)
Total stockholders’ equity	505,620	480,105
Total liabilities and stockholders’ equity	$700,727	$632,654

BillionToOne, Inc.
Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$17,970	$(3,988)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	6,510	2,374
Depreciation and amortization	1,738	1,793
Amortization of operating right-of-use assets	1,252	1,217
Loss on disposal of fixed assets	57	3
Change in fair value of common stock warrant liability	(358)	(58)
Change in fair value of redeemable convertible preferred stock warrant liability	-	2
Change in fair value of term loan	2,779	1,797
Changes in operating assets and liabilities:
Accounts receivable	(19,688)	(4,881)
Inventories	(1,672)	(3,326)
Prepaid expenses and other current assets	(708)	515
Other non-current assets	77	(275)
Accounts payable	1,686	3,218
Accrued expenses and other current liabilities	2,483	1,856
Accrued commissions	(331)	916
Accrued compensation and employee benefits	5,512	2,716
Deferred revenue	(682)	(203)
Operating lease liabilities	(1,195)	(1,051)
Net cash provided by operating activities	15,430	2,625
Cash flows from investing activities:
Purchases of property and equipment	(4,471)	(2,347)
Net cash used in investing activities	(4,471)	(2,347)

BillionToOne, Inc.
Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025

Cash flows from financing activities:
Proceeds from issuance of debt	30,000	-
Principal payments on finance lease liabilities	(198)	(521)
Payment of deferred offering costs	(504)	-
Proceeds from exercise of stock options	1,218	365
Net cash provided by (used in) financing activities	30,516	(156)
Net increase in cash and cash equivalents	41,475	122
Cash and cash equivalents at beginning of period	495,975	191,477
Cash and cash equivalents at end of period	$537,450	$191,599

Supplemental cash flow disclosure:
Cash payments for interest	$1,491	$1,334
Cash paid for income taxes	$129	$-
Supplemental non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses and other current liabilities	$1,632	$1,604
Deferred offering costs in accounts payable and accrued expenses and other current liabilities	$-	$237
Right-of-use assets obtained in exchange for new operating lease liabilities	$4,010	$-
Cash paid for amounts included in the measurement of operating lease liabilities	$2,368	$2,188
Operating cash flows from financing leases (interest paid)	$10	$39
Exercise of stock options for which cash had not been received	$40	$-

Reconciliation of Net Income (Loss) to EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$17,970	$(3,988)
Provision for income taxes	539	100
Interest (income)	(4,645)	(1,506)
Interest expense	10	40
Depreciation and amortization	1,738	1,793
EBITDA	$15,612	$(3,561)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$17,970	$(3,988)
Provision for income taxes	539	100
Interest (income)	(4,645)	(1,506)
Interest expense	10	40
Depreciation and amortization	1,738	1,793
Stock-based compensation expense	6,510	2,374
Change in fair value of term loan	4,261	3,092
Change in fair value of warrant liabilities	(358)	(56)
Adjusted EBITDA	$26,025	$1,849

Investor Contact
ir@billiontoone.com
Media Contact
billiontoone@moxiegrouppr.com